LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement"), dated as of December 1, 2005 (the "Effective Date"), by and among Citigroup Inc., a corporation incorporated in the State of Delaware ("Citigroup"), and each investment company signing this Agreement (on behalf of itself and each series thereof, as applicable) (each investment company and series separately, a "Licensee").

                                   WITNESSETH:

         WHEREAS, Legg Mason, Inc., a corporation incorporated in the State of Maryland ("Legg Mason") and Citigroup have entered into a Transaction Agreement, dated as of June 23, 2005 and amended as of the Effective Date (as amended, the "Transaction Agreement"), under which Citigroup is selling to Legg Mason substantially all of its global asset management business currently operated as Citigroup Asset Management and Legg Mason is selling the PC/CM Business, including the private client business of Legg Mason to Citigroup;

         WHEREAS, effective as the Closing of the Transaction, an Affiliate of Legg Mason that is wholly-owned by Legg Mason serves as the investment adviser for each Licensee ("Adviser");

         WHEREAS, Citigroup owns all right, title and interest in the Citi Marks (as defined below), and each Licensee desires a license to use the Citi Marks and Citigroup is willing to grant such license to each Licensee, on the terms and subject to the conditions contained herein;

         WHEREAS, Citigroup prior to the Effective Date had granted permission to Licensee to use the Citi Mark(s) designated under Licensee's name in Schedule A (such names and marks that contain or otherwise reference CITI, SB, SALOMON BROTHERS, or SMITH BARNEY, the "Citi Marks"), and Licensee desires a license to continue to use such Citi Mark(s) for a period of time and Citigroup is willing to grant such license to each Licensee, on the terms and subject to the conditions contained herein;

         WHEREAS, pursuant to that certain Cross-License Agreement of even date hereof between Citigroup and Legg Mason, Citigroup is granting Legg Mason a transitional license to use the Citi Marks solely in connection with the investment advisory services provided by Legg Mason or Affiliates thereof to each Licensee as well as the advertising, marketing, promotion, and distribution of each Licensee (the "Cross-License"); and

         WHEREAS, this Agreement serves as an individual license agreement between Citigroup and each Licensee.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.01 Defined Terms. Initially capitalized terms shall have the meaning respectively ascribed to them herein, including the following terms:

         "Affiliate" means, with respect to any specified Person, any other Person that at the time of determination, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

         "Business Day" means any day other than a Saturday, Sunday, or a holiday on which commercial banks in the State of New York are closed.

         "Control" (including its correlative meanings "Controlled by" and "under common Control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

         "Cross-License" has the meaning ascribed to it in the Recitals.

         "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, including the Securities and Exchange Commission and any SRO within or outside the United States.

         "Law" means, with respect to any Person, any domestic or foreign federal or state statute, law, ordinance, rule, administrative code, administrative interpretation, regulation, order, consent, writ, injunction, directive, judgment, decree, policy, ordinance, decision, guideline or other requirement of (or agreement with) any Governmental Authority (including any memorandum of understanding or similar arrangement with any Governmental Authority), in each case binding on that Person or its property or assets.

         "Person" means any individual, corporation, business trust, partnership, association, limited liability company, unincorporated organization or similar organization, or any Governmental Authority.

         "SRO" means the NASD, the National Futures Association, each national securities exchange in the United States and each other board or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisers, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers.

         "Trademarks" means, collectively, whether registered or unregistered, trademarks, service marks, certification marks, trade dress, logos, trade names, slogans, designs, URL addresses, internet domain names, and any similar indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, all statutory and common-law rights thereto, and all rights therein provided by international treaties and conventions.

         1.02 Other Definitional Provisions. Capitalized terms not otherwise defined herein have the meaning set forth in the Transaction Agreement. As used in this Agreement, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules hereto, as the same may from time to time be amended or supplemented and not to any particular subdivision contained in this Agreement. The word "including" when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means "including, without limitation". References herein to an Article, Section, subsection, clause, or Schedule shall refer to the appropriate article, section, subsection, clause, or schedule of this Agreement, unless expressly stated otherwise.

                                   ARTICLE 2
                      LICENSE TO LICENSEE OF THE CITI MARKS

         2.01 Grant of License. During the Term, and subject to the terms and conditions of this Agreement and applicable Law, Citigroup hereby grants to Licensee a non-exclusive, non-transferable (except as otherwise permitted in Section 8.11), worldwide, fully paid-up and royalty-free, and non-sublicenseable right and license to use the Citi Marks solely as part of the name of Licensee as set forth in Schedule A (the "License").

                                   ARTICLE 3
                           OWNERSHIP OF THE CITI MARKS

         3.01 Ownership of Citi Marks. Licensee acknowledges that as between Citigroup, on the one hand, and Licensee, on the other, Citigroup is the owner of the Citi Marks and the goodwill attached thereto. Licensee covenants and agrees not to challenge the validity, enforceability or Citigroup's or its Affiliates' ownership of the Citi Marks in any jurisdiction. Licensee shall not acquire any ownership rights in the Citi Marks. Nothing herein shall be deemed, intended, or implied to constitute a sale or assignment of the Citi Marks to Licensee. Licensee agrees that all goodwill from its use of the Citi Marks under this Agreement shall inure solely to the benefit of Citigroup, and this Agreement does not confer on Licensee any goodwill or ownership interest in the Citi Marks.

         3.02 Notices With Respect to Citi Marks. Licensee acknowledges and agrees that it shall not create or distribute any materials (whether in written, electronic, or other form) bearing the Citi Marks.

         3.03 Avoidance of Adverse Actions by Licensee. Licensee shall not: (i) take any action that would disparage or diminish the value or reputation of the Citi Marks; (ii) either directly or indirectly apply for the registration or renewal of registration of the Citi Marks or any variation thereon, or any Trademark which contains or is confusingly similar to the Citi Marks or their transliteration in any language; (iii) subject to Section 6.02(d) use the Citi Marks in any jurisdiction after such time that Licensee knows that such use in such jurisdiction infringes or is credibly alleged to infringe the Trademark rights or other proprietary rights of another Person (provided, however, that Citigroup may agree to permit Licensee to continue to use the Citi Marks in such jurisdiction if Citigroup determines that there are reasonable defenses to such claim of infringement); or (iv) without Citigroup's prior written consent, which may in Citigroup's sole good faith discretion be withheld (and Citigroup will provide Licensee with a written explanation for its disapproval at the time of such disapproval), combine the Citi Marks with any other Trademark, any prefix or suffix, or any other modifying word or term, other than as expressly provided in Schedule A.

         3.04 Recordings. In the event Citigroup reasonably deems recordation necessary, Licensee shall, to the extent it has the power and authority to do so, reasonably cooperate with Citigroup at Citigroup's sole expense, for Licensee's reasonable out-of-pocket costs, in connection with the recording of this Agreement with the appropriate Governmental Authorities and, if necessary, in the renewal of such recordation, including the prompt execution of all documents necessary in connection with such recording. To the extent it has the power and authority to do so, Licensee shall provide documents and other information to Citigroup as reasonably necessary to accomplish such recordation, including by submitting a revised version of this Agreement in a form necessary, but without change of substance (except where such change is necessary for purposes of recordation) hereof, for recordation. At Citigroup's expense, for Licensee's reasonable out-of-pocket costs, and to the extent it has the power and authority to do so, Licensee shall cooperate to effect a cancellation or termination of any recordation of this Agreement with the appropriate Governmental Authorities upon termination or expiration of this Agreement, but in no event, later than twenty (20) days following the termination or expiration of this Agreement. Licensee hereby grants to Citigroup an irrevocable power of attorney coupled with an interest solely to effect such cancellation.

         3.05 Domain Names. Licensee represents that it does not own any Internet domain names containing Citi Marks.

                                   ARTICLE 4
                                QUALITY CONTROL

         4.01 Quality of Licensee's Services. Licensee shall not provide services under the Citi Marks.

         4.02 Compliance with Law and Government Approvals. Licensee shall, beginning on the Effective Date, comply with all applicable Laws in connection with its use of the Citi Marks, its conduct of business under the Citi Marks, and the performance of any other obligations under this Agreement, to the extent such non-compliance could reasonably be expected to have an adverse effect on Citigroup or any of the Citi Marks or the goodwill or reputation associated therewith. Licensee shall be responsible for the expense of obtaining and maintaining all licenses, permits, and regulatory approvals which are required by any Governmental Authority with respect to Licensee's business, if any, and of complying with any requirements of such Governmental Authorities, including providing all appropriate notices to investors, if applicable. Without limitation to the foregoing, in the event that applicable Law prohibits or restricts or requires expanded use of the Citi Marks hereunder, the License shall automatically be deemed to be so restricted or expanded, and Licensee shall comply with such applicable Law, provided that in the event of the expansion of a License pursuant to this Section 4.02, to the extent it has the power and authority to do so, Licensee shall (i) immediately notify Citigroup in writing of such requirement, (ii) use all commercially reasonable efforts, as requested by Citigroup, to avoid any expansion of such use and still comply with any applicable

Law, and (iii) otherwise cooperate with Citigroup's reasonable requests to avoid such expansion without violating any applicable Law.

                                   ARTICLE 5
                        INTELLECTUAL PROPERTY PROTECTION

         5.01 Protection of the Citi Marks. To the extent it has the power and authority to do so and is permitted by applicable Law, Licensee agrees, as Citigroup may reasonably request and at Citigroup's expense, for Licensee's reasonable out-of-pocket costs, to cooperate with Citigroup or its Affiliates in the prosecution and elimination of any unauthorized use or infringement of the Citi Marks. Notwithstanding any other provision of this Agreement, Citigroup shall have the sole right to control the prosecution of any claim alleging infringement or other violation of the Citi Marks, provided that to the extent resolution of any such claim is reasonably likely to have an adverse impact on Licensee, Citigroup shall consult with Licensee or Legg Mason on behalf of Licensee in connection therewith.

                                   ARTICLE 6
                              TERM AND TERMINATION

         6.01 Term. This Agreement (and the rights granted to Licensee hereunder) shall become effective on the Effective Date and shall endure with respect to any Licensee until the earlier of the expiration or earlier termination of the Trademark Term (pursuant to, and as defined in, the Cross-License) or the expiration or earlier termination of any applicable rights with respect to such Licensee under the Cross-License (the "Term").

         6.02 Termination of License. Upon the expiration or earlier termination of this Agreement (or of a Licensee's rights to use the Citi Marks hereunder, in which case the following provisions of this Section 6.02 shall apply only with respect to such Licensee):

                  (a) Subject to Section 6.02(d), Licensee's License to use the Citi Marks immediately and automatically shall terminate and all rights in the Citi Marks granted to Licensee shall revert to Citigroup, and at Citigroup's request, Licensee shall assign any goodwill accrued to Licensee under the Citi Marks, if any, to Citigroup (the parties acknowledge that no such assignment is necessary or required with respect to use of the Citi Marks within the United States);

                  (b) Licensee immediately shall destroy all materials in its custody and control, if any, utilizing the Citi Marks and provide confirmation of same to Citigroup, except that Licensee shall be permitted to keep copies of such materials as may be required by applicable Law and such additional number of copies as it reasonably deems appropriate for internal recordkeeping purposes;

                  (c) Licensee immediately shall take all steps necessary, and fully cooperate with Citigroup and/or its Affiliates at Citigroup's request and sole expense, for Licensee's reasonable out of pocket costs, to cancel any recordation of this Agreement with any Governmental Authorities;

                  (d) Notwithstanding the foregoing clauses (a) - (c), Licensee shall not be required to cease a particular use of the Citi Marks in the event that such continued use of such mark is required by any applicable Law, provided that Licensee (i) immediately notifies Citigroup in writing of such requirement, (ii) uses all commercially reasonable efforts to cease such use and still comply with any applicable Law, and (iii) cooperates with Citigroup with respect to such efforts to cease use without violating any applicable Law. For purposes of clarification, the foregoing shall not relieve Licensee from its obligation to cure a breach of this Agreement; and

                  (e) For purposes of clarity, and except as otherwise prohibited under applicable Law, nothing in this Agreement shall preclude any good faith uses of the Citi Marks by Licensee that are (i) not in commerce, (ii) nominative references to Citigroup in a manner that could generally be made by Licensee with respect to third-party financial services companies (i.e., not in a manner that states a present or past affiliation between the Parties or their respective Affiliates (unless and to the extent required by Law or specifically permitted pursuant to another agreement between the Parties)), or (iii) factual references to the Citi Marks in historical and tax records.

         6.03 Change of Company Name Following Termination. Upon expiration or earlier termination of this Agreement (or of a Licensee's rights to use the Citi Marks hereunder, in which case the following provisions of this Section 6.03 shall apply only with respect to such Licensee), Licensee shall take all actions necessary or appropriate to the extent within its control, and cooperate with Citigroup and its Affiliates, to (x) de-register Licensee's corporate name that contains Citi Marks, (y) cancel any recordation of this Agreement with Governmental Authorities, and (z) change its name to a name that does not include the Citi Marks, or any variation, derivation or colorable imitation thereof.

         6.04 Survival. Notwithstanding any provisions of this Article stating otherwise, Sections 3.01, 3.03, 3.04 and Articles 7 and 8 of this Agreement shall survive any expiration or termination of this Agreement.

                                   ARTICLE 7
                                   DISCLAIMER

         7.01 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. CITIGROUP HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE CITI MARKS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LICENSEE ACKNOWLEDGES THAT THE LICENSE GRANTED IN THIS AGREEMENT AND THE CITI MARKS, ARE PROVIDED "AS IS."

         7.02 EXCLUSION OF LIABILITY. EXCEPT FOR THE PARTIES' INDEMNIFICATION OBLIGATIONS PROVIDED FOR HEREIN AND EXCEPT IN THE

CASE OF A PARTY'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR BAD FAITH BREACH HEREUNDER, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE) TO THE OTHER PARTY OR ANY OTHER PERSON FOR DAMAGES FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.01 Indemnification by Citigroup. Citigroup (as the "Indemnifying Party") hereby agrees to indemnify and hold harmless Licensee, and its respective directors, officers, employees and agents (collectively, as the "Indemnified Party") with respect to any Losses incurred, arising from, or based in any respect on any action, suit, proceeding, claim, demand, investigation or assessment made or brought by a third party that is unaffiliated with a Party hereto (each, a "Third Party Claim") of Trademark infringement or dilution, to the extent arising from the use by Licensee of the Citi Marks as expressly permitted under this Agreement. Licensee shall at Citigroup's request promptly phase out use of such challenged Citi Mark(s) in the relevant jurisdictions(s) if in Citigroup's reasonable judgment there exists colorable grounds for such third party claim.

         8.02 Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement or in connection with this Agreement ("Notice") will be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid, or in the case of facsimile Notice, when sent and transmission is confirmed, and, regardless of method, addressed to the Party at its address or facsimile number set out below (or at such other address or facsimile number as the Party furnishes the other Party in accordance with this Section):

                If to Citigroup:

                     Citigroup
                     909 Third Ave.
                     15th Floor
                     New York, NY 10022
                     USA
                     Attention:  Anne Moses, Esq.
                                 Assistant Secretary and Chief Trademark Counsel
                     Facsimile:  1-212-793-4405

                If to Licensee:

                     Rosemary Emmens
                     300 First Stamford Place, 4th floor
                     Stamford, CT  06902
                     Facsimile:  (203) 890-7066

         8.03 Relationship Between the Parties. Nothing contained in this Agreement will be deemed to be construed by the Parties or any third party as creating a partnership, an agency relationship or joint venture between the Parties or any of their respective employees, representatives or agents.

         8.04 Amendment and Waivers. No amendment to this Agreement will be effective unless it is in writing and signed by each Party. Any failure of a Party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the Party entitled to the benefits of the provision only by a written instrument duly executed and delivered by the Party granting the waiver, but the waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

         8.05 Severability. In the event that any of the provisions in this Agreement is determined invalid, void or unenforceable, the provision will be deemed deleted from this Agreement and the remaining provisions of this Agreement will continue in full force and effect.

         8.06 Governing Law. The provisions of this Agreement are to be governed by and construed in accordance with the Laws of the State of New York applicable to the agreements made and to be performed entirely within the State, without regard to the conflicts of laws principles of the State.

         8.07 Jurisdiction

         THE PARTIES IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         8.08 Equitable Relief. Licensee acknowledges and agrees that violation of the provisions of this Agreement may cause Citigroup irreparable injury not compensable by money damages for which Citigroup may not have an adequate remedy at law, and if Citigroup institutes an action or proceeding to enforce the provisions of this Agreement and seeks injunctive or other equitable relief as may be necessary to enjoin, prevent or curtail any breach thereof, threatened or actual, then Citigroup shall not be required to prove irreparable injury, and shall be entitled to such relief without the posting of any bond or other security.

         8.09 Remedies Cumulative. All remedies in this Agreement are cumulative, in addition to and not in lieu of any other remedies available to a Party at Law or in equity, subject only to the express limitations on liabilities and remedies set forth herein.

         8.10 Entire Agreement. This Agreement (including all Schedules hereto), embody the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. The Parties intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

         8.11 No Assignment. No Party may assign or transfer all or part of its rights and/or obligations under this Agreement without the prior written consent of the other Party and any purported assignment without such consent will be void; provided, that such prior written consent will not be required in the event that (i) Licensee or Citigroup sells, transfers, divests or otherwise disposes of all or substantially all of its business to one or more of its Controlled Affiliates, or (ii) Citigroup assigns one or more of the Citi Marks to one or more of its Controlled Affiliates. This Agreement shall be binding on the successors and permitted assigns of each Party hereto.

         8.12 Parties. All references herein to "Licensee" are to each of the entities signing this Agreement (and each series thereof), individually, as if this Agreement were between Citigroup and such individual entity or series. Any reference in this Agreement to the "Parties" or "Party" shall mean Citigroup and such individual Licensee.

         8.13 No Third-Party Beneficiaries. Except as expressly provided herein, no third party is intended, or shall be deemed, to be a beneficiary of any provision of this Agreement.

         8.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         8.15 Further Assurances and Cooperation. Each Party agrees to execute and deliver such other documents and to take all such other actions as the other Parties may reasonably request to effect the terms of this Agreement.

         8.16 No Strict Construction; Table of Contents and Headings. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction against either Party shall apply to any term or condition of this Agreement. The table of contents, article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         8.17 Enforceability. The Parties represent that this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and legally binding obligations of, such representing Party, enforceable against such representing Party in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity, where applicable.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the Effective Date.


                                                CITIGROUP INC.


                                                By: /s/ Anne Moses
                                                    ----------------------------
                                                    Name:  Anne Moses
                                                    Title: Assistant Secretary

LICENSEES

                                                EACH OF THE ENTITIES (AND SERIES
                                                THEREOF) LISTED ON SCHEDULE A
                                                HERETO


                                                By: /s/ R. Jay Gerken
                                                    ----------------------------
                                                    Name:  R. Jay Gerken
                                                    Title: President


                                                SALOMON BROTHERS
                                                OPPORTUNITY FUND INC.


                                                By: /s/ R. Jay Gerken
                                                    ----------------------------
                                                    Name:  R. Jay Gerken
                                                    Title: Vice President

                                   SCHEDULE A

================================================================================
SB Adjustable Rate Income Fund
--------------------------------------------------------------------------------
Smith Barney Aggressive Growth Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Allocation Series Inc.
    Balanced Portfolio
    Conservative Portfolio
    Growth Portfolio
    High Growth Portfolio
    Income Portfolio
    Select Balanced Portfolio
    Select Growth Portfolio
    Select High Growth Portfolio
--------------------------------------------------------------------------------
Smith Barney Appreciation Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Arizona Municipals Fund Inc.
--------------------------------------------------------------------------------
Smith Barney California Municipals Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Equity Funds
    Smith Barney Social Awareness Fund
--------------------------------------------------------------------------------
Smith Barney Fundamental Value Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Funds, Inc.
    Large Cap Value Fund
    U.S. Government Securities Fund
    Short-Term Investment Grade Bond Fund
--------------------------------------------------------------------------------
Smith Barney Income Funds
    Smith Barney Dividend and Income Fund
    SB Convertible Fund
    Smith Barney Diversified Strategic Income Fund
    Smith Barney Exchange Reserve Fund
    Smith Barney High Income Fund
    Smith Barney Municipal High Income Fund
    SB Capital and Income Fund
    Smith Barney Total Return Bond Fund
--------------------------------------------------------------------------------
Smith Barney Institutional Cash Management Fund Inc.
    Cash Portfolio
    Government Portfolio
    Municipal Portfolio
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Smith Barney Investment Funds Inc.
    Smith Barney Investment Grade Bond Fund
    Smith Barney Multiple Discipline Funds -
      Balanced All Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds -
      Large Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds -
      All Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds  -
      Global All Cap Growth and Value Fund
    Smith Barney Multiple Discipline Funds -
      All Cap and International Fund
    Smith Barney Government Securities Fund
    Smith Barney Hansberger Global Value Fund
    Smith Barney Real Return Strategy Fund
    Smith Barney Small Cap Growth Fund
    Smith Barney Small Cap Value Fund
--------------------------------------------------------------------------------
Smith Barney Investment Series
    Smith Barney International Fund
    Smith Barney Dividend Strategy Fund
    SB Growth and Income Fund
    Smith Barney Premier Selections All Cap Growth Portfolio
    Smith Barney Growth and Income Portfolio
    SB Government Portfolio
    Smith Barney Dividend Strategy Portfolio
--------------------------------------------------------------------------------
Smith Barney Investment Trust
    Smith Barney Intermediate Maturity California Municipals Fund
    Smith Barney Intermediate Maturity New York Municipals Fund
    Smith Barney Large Capitalization Growth Fund
    Smith Barney S&P 500 Index Fund
    Smith Barney Mid Cap Core Fund
    Smith Barney Classic Values Fund
--------------------------------------------------------------------------------
Smith Barney Core Plus Bond Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Managed Municipals Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Massachusetts Municipals Fund
--------------------------------------------------------------------------------
Smith Barney Money Funds, Inc.
    Cash Portfolio
    Government Portfolio
--------------------------------------------------------------------------------
Smith Barney Multiple Discipline Trust
    Multiple Discipline Portfolio - All Cap Growth and Value
    Multiple Discipline Portfolio - Large Cap Growth and Value
    Multiple Discipline Portfolio - Global All Cap Growth and Value
    Multiple Discipline Portfolio - Balanced All Cap Growth and Value
--------------------------------------------------------------------------------
Smith Barney Municipal Money Market Fund, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Smith Barney Muni Funds
    California Money Market Portfolio
    Florida Portfolio
    Georgia Portfolio
    Limited Term Portfolio
    National Portfolio
    Massachusetts Money Market Portfolio
    New York Money Market Portfolio
    New York Portfolio
    Pennsylvania Portfolio
--------------------------------------------------------------------------------
Smith Barney New Jersey Municipals Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Oregon Municipals Fund
--------------------------------------------------------------------------------
Smith Barney Sector Series Inc.
    Smith Barney Financial Services Fund
    Smith Barney Health Sciences Fund
    Smith Barney Technology Fund
--------------------------------------------------------------------------------
Smith Barney Small Cap Core Fund, Inc.
--------------------------------------------------------------------------------
Smith Barney World Funds, Inc.
    Smith Barney Inflation Management Fund
    International All Cap Growth Portfolio
--------------------------------------------------------------------------------
High Income Opportunity Fund Inc.
--------------------------------------------------------------------------------
Intermediate Muni Fund, Inc.
--------------------------------------------------------------------------------
Managed High Income Portfolio Inc.
--------------------------------------------------------------------------------
Managed Municipals Portfolio Inc.
--------------------------------------------------------------------------------
Municipal High Income Fund Inc.
--------------------------------------------------------------------------------
Real Estate Income Fund Inc.
--------------------------------------------------------------------------------
Citigroup Investments Corporate Loan Fund Inc.
--------------------------------------------------------------------------------
Zenix Income Fund Inc.
--------------------------------------------------------------------------------
Greenwich Street Series Fund
    Appreciation Portfolio
    Capital and Income Portfolio
    Diversified Strategic Income Portfolio
    Salomon Brothers Variable Aggressive Growth Fund
    Equity Index Portfolio
    Salomon Brothers Variable Growth & Income Fund
    Fundamental Value Portfolio
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Travelers Series Fund Inc.
    Smith Barney Aggressive Growth Portfolio
    Smith Barney High Income Portfolio
    Smith Barney International All Cap Growth Portfolio
    Smith Barney Large Capitalization Growth Portfolio
    Smith Barney Large Cap Value Portfolio
    Smith Barney Mid Cap Core Portfolio
    Smith Barney Money Market Portfolio
    Social Awareness Stock Portfolio
    SB Adjustable Rate Income Portfolio
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The Salomon Brothers Fund Inc
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Salomon Brothers Investors Value Fund Inc
--------------------------------------------------------------------------------
Salomon Brothers Capital Fund Inc
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Salomon Brothers Series Funds Inc.
    Salomon Brothers Balanced Fund
    Salomon Brothers Cash Management Fund
    Salomon Brothers High Yield Bond Fund
    Salomon Brothers Institutional Money Market Fund
    Salomon Brothers Large Cap Growth Fund
    Salomon Brothers NY Municipal Money Market Fund
    Salomon Brothers Small Cap Growth Fund
    Salomon Brothers Strategic Bond Fund
    Salomon Brothers Short/Intermediate US Government Fund
    Salomon Brothers All Cap Value Fund
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Salomon Brothers Institutional Series Funds Inc.
    Salomon Brothers Institutional High Yield Bond Fund
    Salomon Brothers Institutional Emerging Markets Debt Fund
--------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc.
    Salomon Brothers Variable All Cap Fund
    Salomon Brothers Variable High Yield Bond Fund
    Salomon Brothers Variable Investors Fund
    Salomon Brothers Variable Large Cap Growth Fund
    Salomon Brothers Variable Small Cap Growth Fund
    Salomon Brothers Variable Strategic Bond Fund
    Salomon Brothers Variable Total Return Fund
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Salomon Brothers Opportunity Fund Inc
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Salomon Brothers Emerging Markets Debt Fund Inc.
--------------------------------------------------------------------------------
Salomon Brothers Emerging Markets Income Fund Inc.
--------------------------------------------------------------------------------
Salomon Brothers Emerging Markets Income Fund II
--------------------------------------------------------------------------------
Salomon Brothers Emerging Markets Floating Rate Fund Inc.
--------------------------------------------------------------------------------
Salomon Brothers Capital & Income Fund Inc.
--------------------------------------------------------------------------------
Salomon Brothers Global Partners Income Fund Inc.
--------------------------------------------------------------------------------
Salomon Brothers Global High Income Fund Inc.
--------------------------------------------------------------------------------
Salomon Brothers High Income Fund Inc
--------------------------------------------------------------------------------
Salomon Brothers High Income Fund II Inc
--------------------------------------------------------------------------------

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Salomon Brothers Inflation Management Fund Inc.
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Salomon Brothers Worldwide Income Fund Inc
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Salomon Brothers 2008 Worldwide Dollar Government Term Trust Inc
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Salomon Brothers Municipal Partners Fund Inc.
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Salomon Brothers Municipal Partners Fund II Inc.
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Salomon Brothers Variable Rate Strategic Fund Inc.
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Liquid Reserves Portfolio
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Tax Free Reserves Portfolio
--------------------------------------------------------------------------------

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U.S. Treasury Reserves Portfolio
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CitiFunds Trust I
    Salomon Brothers Aggressive Growth Fund
    Smith Barney Emerging Markets Equity Fund
--------------------------------------------------------------------------------
Smith Barney Trust II
    Smith Barney Capital Preservation Fund
    Smith Barney Capital Preservation Fund II
    Smith Barney Diversified Large Cap Growth Fund
    Smith Barney International Large Cap Fund
    Smith Barney Small Cap Growth Opportunities Fund
    Smith Barney Short Duration Municipal Income Fund
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Salomon Funds Trust
    Salomon Brothers National Tax Free Bond Fund
    Salomon Brothers California Tax Free Bond Fund
    Salomon Brothers New York Tax Free Bond Fund
    Salomon Brothers Mid Cap Fund
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Variable Annuity Portfolios
    Smith Barney Small Cap Growth Opportunities Portfolio
--------------------------------------------------------------------------------
Smith Barney Puerto Rico Daily Liquidity Fund Inc.
--------------------------------------------------------------------------------
Smith Barney Puerto Rico Income and Capital Fund, Inc.
--------------------------------------------------------------------------------
Smith Barney Puerto Rico US Core Equity Fund, Inc
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